UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lease Amendment

On December 24, 2021, Aspen Aerogels, Inc. (the “Company”) entered into an amendment (the “Lease Amendment”) to the Industrial Real Estate Lease (the “Original Lease”), dated June 29, 2016, by and between the Company and Cabot II – MA1M03, LLC regarding the Company’s corporate offices in the premises (the “Building”) located at 30 Forbes Road, Northborough, Massachusetts (the “Leased Property”). In January 2017, the Original Lease was assigned by Cabot II – MA1M03 to G&I IX Forbes Whitney LLC (the “Landlord”). Pursuant to the Lease Amendment, the term of the lease was extended through December 31, 2031, with an increase of 3% in the annual base rent through August 31, 2027. Beginning September 1, 2027, the base rent for the Leased Property would be reset to $11.75 per square foot, increasing by 3% annually for the remaining term of the lease. The Company has the option to extend the term of the lease for one additional five-year period, subject to the terms of the Original Lease, as amended. Furthermore, the Company has a right of first refusal to lease additional space in the Building on certain terms and conditions set forth in the Lease Amendment. Pursuant to the Lease Amendment, the Company may perform tenant improvements in the Leased Property for which the Landlord will provide allowances to offset certain costs for up to $475,000. An additional allowance of up to $1,500,000 from the Landlord is available to the Company, at its option, which would be repaid by the Company over the course of the lease term at an interest rate of 8% annually.

The foregoing summary of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which will be attached as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2021 (the “Annual Report”).

BASF Supply Arrangement

On December 20, 2021, the Company entered into the First Amendment to the Amended and Restated Supply Agreement and Termination of the Side Agreement (the “First Amendment”) with BASF Polyurethanes GmbH (“BASF PU”) and BASF SE (“BASF SE” and together with BASF PU “BASF”). The First Amendment terminates the supply arrangement between the Company and BASF pursuant to which the Company supplies certain aerogel products to BASF. Pursuant to the First Amendment, effective December 15, 2021 (the “Effective Date”), BASF no longer sells aerogel products covered under the supply arrangement with the Company (the “Products”) and the Company retains all rights to sell the Products. The Company’s obligations to repay any uncredited prepayment balances pursuant to the amended and restated supply agreement, dated February 16, 2018, by and between the Company and BASF SE (the “Supply Agreement”) will remain outstanding and subject to repayment pursuant to the terms of the Supply Agreement, as amended. In connection with the First Amendment, effective as of the Effective Date, the Company and BASF mutually terminated the side agreement that provided, among other things, the pricing arrangement governing the Supply Agreement (the “Side Agreement”).

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which will be filed as an exhibit to the Annual Report. The foregoing description of the Side Agreement is not complete and is qualified in its entirety by reference to the full text of the Side Agreement, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “BASF Supply Arrangement” is incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K under the heading “Lease Amendment” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: December 27, 2021	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer